                                                                    Exhibit 10.1

                           TENDER AND VOTING AGREEMENT

      TENDER AND VOTING AGREEMENT (this "Agreement") dated as of June 28, 2007 between Western Digital Corporation, a Delaware corporation ("Parent"), State M Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the individuals listed on Annex I (each, a "Shareholder"), each a "beneficial owner" of Company Common Stock (as defined in Rule 13d-3 under the Exchange Act) of Komag, Incorporated, a Delaware corporation (the "Company").

      WHEREAS, as of the date hereof, each Shareholder is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite the Shareholder's name under the heading "Shares Beneficially Owned" on Annex I hereto (all such directly owned shares of Company Common Stock that are outstanding as of the date hereof and that are hereafter issued to or otherwise acquired or owned by such Shareholder, respectively, before the termination of this Agreement (including pursuant to any acquisition by purchase, exercise of Company Stock Options, warrants or any other rights to acquire shares, any stock dividend, distribution, split-up, recapitalization, combination or similar transaction or the vesting of any Company Stock Purchase Rights), being referred to herein as the "Subject Shares");

      WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof among Parent, Sub and the Company, Parent and Sub have requested that each Shareholder and, in order to induce Parent and Sub to enter into the Merger Agreement, each Shareholder (only in the Shareholder's capacity as a shareholder of the Company) has agreed to, enter into this Agreement;

      WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement, and the other definitional and interpretative provisions set forth in Section 9.04 of the Merger Agreement shall apply hereto as if such provisions were set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE 1
                               AGREEMENT TO TENDER

       Section 1.01. Agreement to Tender. Each Shareholder agrees that such Shareholder shall duly tender in the Offer all of such Shareholder's Subject Shares pursuant to and in accordance with the terms of the Offer. Promptly, but in any event no later than the fifth Business Day prior to the initial expiration date of the Offer, such Shareholder shall (i) deliver to the depositary designated in the Offer (the "Depositary") (A) a letter of transmittal with respect to all such Shareholder's Subject Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Subject Shares or an "agent's message" (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of a book-entry transfer of any uncertificated Subject Shares and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instruct such Shareholder's broker or such other Person that is the holder of record of any Subject Shares beneficially owned by such Shareholder to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. Each Shareholder agrees that once such Shareholder's Subject Shares are tendered in the Offer, such Shareholder shall not withdraw any of such Subject Shares from the Offer unless and until (i) the Offer shall have been terminated in accordance with the terms of the Merger Agreement or (ii) this Agreement shall have been terminated in accordance with Section 4.03 hereof, provided, however, that (i) a Shareholder shall not be required for purposes of this Agreement to exercise any unexercised Company Stock Options or Company Stock Purchase Rights held by such Shareholder; and (ii) a Shareholder shall not have any obligation under this Section 1.01 to tender his or her Subject Shares into the Offer if that tender would cause him or her to incur liability under Section 16(b) of the Exchange Act.

                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each Shareholder individually represents and warrants to Parent and Sub, as to itself, that:

      Section 2.01. Authorization; Binding Agreement. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby and thereby are within his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. This Agreement constitutes the valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Laws affecting creditors' rights generally and by general principles of equity.

      Section 2.02. Non-Contravention. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable Laws or Order applicable to such Shareholder or such Shareholder's Subject Shares or (ii) require any consent or other action by, or filing with or notice to, any Person (including any Governmental Entity) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration under any Contract or other instrument binding on such Shareholder or any applicable Law or Order, in each case that would negatively impact Shareholder's ability to perform its obligations hereunder.

      Section 2.03. Ownership of Subject Shares; Total Shares. Such Shareholder is the sole "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the respective Subject Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided hereunder or any applicable restrictions on transfer under the Securities Act or, with respect to Company Stock Purchase Rights, the applicable documents and agreements governing the applicable Subject Shares. As of the date hereof, such Shareholder does not own, beneficially or otherwise, any Company Securities other than the shares of Company Common Stock (including those issuable upon exercise of the Company Stock Options and Company Stock Purchase Rights) set forth opposite such Shareholder's name under the heading "Shares Beneficially Owned" on Annex I.

      Section 2.04. Voting Power. Such Shareholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the respective Subject Shares, with no limitations, qualifications or restrictions on such rights, except as provided hereunder. None of such Shareholder's Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

      Section 2.05. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

      Section 2.06. Reliance By Parent. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon each Shareholder's execution and delivery of this Agreement.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Section 3.01. Authorization; Binding Agreement; Non-Contravention. Each of Parent and Sub hereby, jointly and severally, represents and warrants to each Shareholder as follows:

            (a) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and each of Parent and Sub has all requisite corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Sub, and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Laws affecting creditors' rights generally and by general principles of equity.

            (c) The execution and delivery of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby will not
(i) result in a violation of, or a default under, or conflict with (x) any provisions of the organizational documents of Parent or Sub or (y) any Contract to which such Parent or Sub is a party or by which Parent or Sub or their assets are bound, or (ii) violate any applicable Laws or Order applicable to Parent, Sub or their respective assets, in each case that would negatively impact Parent's or Sub's ability to perform its obligations hereunder.

                                   ARTICLE 4
                    ADDITIONAL COVENANTS OF THE SHAREHOLDERS

      Subject to Section 5.16, each Shareholder hereby covenants and agrees, individually and not jointly, that:

      Section 4.01. Voting Of Subject Shares. At every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, such Shareholder shall, or shall cause the holder of record on any applicable record date to, vote his or her Subject Shares (to the extent that any of the Shareholder's Subject Shares are not purchased in the Offer) (i) in favor of the adoption of the Merger Agreement, and (ii) against (A) any Acquisition Proposal or any agreement or arrangement related to any Acquisition Proposal, or (B) any other transaction that is designed to, or the consummation of which would, impede, interfere with, prevent or materially delay the Offer or the Merger. In the event that any meeting of the shareholders of the Company is held, the Shareholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause his or her Subject Shares (to the extent that any of such Shareholder's Subject Shares are not purchased in the Offer) to be counted as present thereat for purposes of establishing a quorum.

      Section 4.02. Irrevocable Proxy. In order to secure the performance of such Shareholder's obligations under this Agreement, by entering into this Agreement, subject to the terms and conditions hereof and in accordance with
Section 212 of the DGCL, the Shareholder hereby irrevocably grants a proxy appointing each executive officer of Parent as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in his, her or its name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3.01 as such attorney-in-fact and proxy, in his or her sole discretion, deems proper with respect to the Shareholder's Subject Shares. Such Shareholder agrees to deliver a separate, executed proxy to Parent in the form attached hereto as Annex II concurrently with this Agreement. The proxy granted by such Shareholder pursuant to this
Section 3.02 shall be revoked upon termination of this Agreement in accordance with its terms. Such Shareholder hereby revokes any and all previous proxies granted with respect to such Shareholder's Subject Shares.

      Section 4.03. No Transfers; No Inconsistent Arrangements. (a) Except as provided hereunder or under the Merger Agreement, such Shareholder shall not, directly or indirectly, (i) tender the respective Subject Shares into any tender or exchange offer commenced by any party other than Parent or Sub, (ii) Transfer (as defined below), or consent to or permit any Transfer of, any or all of the respective Subject Shares or any interest therein, or create any Lien, other than any restrictions imposed by applicable Laws or pursuant to this Agreement, on any such Subject Shares, (iii) enter into any Contract with respect to any Transfer of such Subject Shares or any interest therein, (iv) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Subject Shares, (v) deposit or permit the deposit of such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares, or (vi) take or permit any other action that would restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Shareholder contained herein untrue or incorrect in any respect that would negatively impact Parent's or Sub's ability to perform its obligations hereunder. Notwithstanding the foregoing, such Shareholder may Transfer Subject Shares (A) to a family member or trust for estate planning purposes, provided that, as a condition to any such Transfer to a family member or trust, the transferee has agreed with Parent in writing to be bound by the terms of this Agreement (including granting a Proxy as contemplated hereby) and to hold such Subject Shares subject to all the terms and provisions of this Agreement, (B) pursuant to the existing terms and conditions of such Shareholder's current stock trading plan established in accordance with Rule 10b5-1 of the Exchange Act and (C) in connection with the vesting of Company Stock Purchase Rights to satisfy applicable tax obligations.

            (b) Any attempted Transfer of Subject Shares or any interest therein in violation of this Section 4.03 shall be null and void. In furtherance of this Agreement, such Shareholder shall and hereby does authorize the Company to notify the Company's transfer agent that there is a stop transfer restriction with respect to all of the respective Subject Shares (and that this Agreement places limits on the voting and transfer of such Subject Shares); provided that any such stop transfer restriction shall terminate upon the termination of this Agreement in accordance with its terms and, upon such event, Parent shall notify the Company's transfer agent of such termination.

            (c) For purposes of this Agreement, a Shareholder shall be deemed to "Transfer" Subject Shares if such Shareholder, other than by operation of applicable Laws or Order, (i) sells, pledges, encumbers, grants an option with respect to (including any short sale), establishes an open "put equivalent position" within the meaning of Rule 16a-h under the Exchange Act, transfers or otherwise disposes of such security or any interest therein, (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to (including any short sale), establishment of a "put equivalent position" with respect to, transfer of or other disposition of such security or any interest therein, or (iii) enters into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any Shares, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

      Section 4.04. No Solicitation; Other Offers. Such Shareholder shall not take any action that the Company is prohibited from taken by Section 5.02 of the Merger Agreement.

      Section 4.05. Appraisal Rights. Such Shareholder agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Subject Shares that may arise with respect to the Merger.

      Section 4.06. Legends. If so requested by Parent, the Shareholder agrees that such Shareholder's Subject Shares shall bear a legend stating that they are subject to this Agreement.

      Section 4.07. Documentation and Information. Such Shareholder consents to and authorizes the publication and disclosure by Parent of such Shareholder's identity and holding of Subject Shares, and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement in any press release relating to the Offer, the Merger or any transactions contemplated by the Merger Agreement, the Offer Documents, or any other disclosure document required by applicable Laws in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement. Such Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent it shall have become false or misleading in any material respect.

                                   ARTICLE 5
                                 MISCELLANEOUS

      Section 5.01. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile (receipt confirmed), or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 5.01):

      if to Parent or Sub, to:

      Western Digital Corporation
      20511 Lake Forest Drive
      Lake Forest, California 92630
      Facsimile: (949) 672-7837
      Attention: General Counsel

      with a copy to:

      O'Melveny & Myers LLP
      610 Newport Center Drive
      17th Floor
      Newport Beach, California 92660
      Facsimile: (949) 823-6994
      Attention: Jay Herron, Esq./Steve L. Camahort, Esq.

      if to a Shareholder, to the address or facsimile set forth on the signature page hereto.

      Section 5.02. Further Assurances. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Subject Shares as contemplated by Sections 4.01 and 4.02.

      Section 5.03. Termination. This Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, or
(ii) the Effective Time. Notwithstanding the foregoing, nothing set forth in this Section 5.03 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

      Section 5.04. Survival Of Representations And Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

      Section 5.05. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws.

      Section 5.06. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      Section 5.07. Binding Effect; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

            (b) Except for Transfers pursuant to Sections 4.03(a)(B) and 4.03(a)(C), no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Parent.

            (c) Neither Parent not Sub may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Shareholders; provided that Parent and Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time.

      Section 5.08. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable conflicts of Law rules thereof.

      Section 5.09. Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Laws, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 5.10. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Laws, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.10.

      Section 5.11. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

      Section 5.12. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

      Section 5.13. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      Section 5.14. Specific Performance. The parties agree that irreparable damage would occur to Parent and Sub in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Shareholders and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which Parent and Sub are entitled at Law or in equity.

      Section 5.15. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed again the party drafting such agreement or document.

      Section 5.16. Shareholder Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall, or shall require any Shareholder to attempt to, limit or restrict any Shareholder (or designee of any Shareholder) who is a director or officer of the Company from acting or voting in such capacity in such person's discretion, it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder's capacity as a shareholder of the Company and no Shareholder who is or becomes a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer.

      Section 5.17. Shareholder Obligations Individual. The obligations of each Shareholder hereunder shall be individual and not joint or several and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WESTERN DIGITAL CORPORATION

                                       By: /S/ JOHN F. COYNE
                                           -------------------------------------
                                       Name: John F. Coyne
                                       Title: President and CEO

                                       STATE M CORPORATION

                                       By: /S/ TIM LEYDEN
                                           -------------------------------------
                                       Name: Tim Leyden
                                       Title: President

THE SHAREHOLDERS:

Kathleen A. Bayless                    Paul A. Brahe

/S/ KATHLEEN A. BAYLESS                /S/ PAUL A. BRAHE
------------------------------------   -----------------------------------------
Facsimile No.:______________________   Facsimile No.:___________________________
Address:____________________________   Address:_________________________________

/S/ CHRIS A. EYRE                      /S/ TIMOTHY D. HARRIS
------------------------------------   -----------------------------------------
Chris A. Eyre                          Timothy D. Harris

____________________________________   _________________________________________
Facsimile No.:______________________   Facsimile No.:___________________________
Address:____________________________   Address:_________________________________

                 [SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT]

Richard A. Kashnow                     Ray L. Martin

/S/ RICHARD A. KASHNOW                 /S/ RAY L. MARTIN
------------------------------------   -----------------------------------------
Facsimile No.:______________________   Facsimile No.:___________________________
Address:____________________________   Address:_________________________________

Peter S. Norris                        Kenneth R. Swimm

/S/ PETER S. NORRIS                    /S/ KENNETH R. SWIMM
------------------------------------   -----------------------------------------
Facsimile No.:______________________   Facsimile No.:___________________________
Address:____________________________   Address:_________________________________

David G. Takata                        Harry G. Van Wickle

/S/ DAVID G. TAKATA                    /S/ HARRY G. VAN WICKLE
------------------------------------   -----------------------------------------
Facsimile No.:______________________   Facsimile No.:___________________________
Address:____________________________   Address:_________________________________

Dennis P. Wolf                         Michael Lee Workman

/S/ DENNIS P. WOLF                     /S/ MICHAEL LEE WORKMAN
------------------------------------   -----------------------------------------
Facsimile No.:______________________   Facsimile No.:___________________________
Address:____________________________   Address:_________________________________

Tsutomu T. Yamashita

/S/ TSUTOMU T. YAMASHITA
------------------------------------
Facsimile No.:______________________
Address:____________________________

                 [SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT]

                                     ANNEX I

                      SECURITIES OWNED AS OF JUNE 26, 2007

                                                                TOTAL SHARES
                                                           BENEFICIALLY OWNED
                                                                AS OF DATE OF
NAME                  COMMON STOCK      STOCK OPTIONS               AGREEMENT
--------------------  ------------      -------------      ------------------
Kathleen A. Bayless         31,250 (1)          2,646 (2)              33,896
Paul A. Brahe                4,269 (1)            313 (2)               4,582
Chris A. Eyre                9,170 (1)            938 (2)              10,108
Timothy D. Harris          117,576 (1)         25,000 (2)             142,576
Richard A. Kashnow          23,007 (1)         10,000 (2)              33,007
Ray L. Martin               24,730 (1)          7,501 (2)              32,231
Peter S. Norris             28,003 (1)          2,085 (2)              30,088 (3)
Kenneth R. Swimm            11,170 (1)         19,271 (2)              30,441
David G. Takata             11,170 (1)          4,271 (2)              15,441
Harry G. Van Wickle          9,170 (1)          4,271 (2)              13,441
Dennis P. Wolf               9,170 (1)          1,250 (2)              10,420
Michael Lee Workman          9,170 (1)         19,271 (2)              28,441
Tsutomu T. Yamashita        43,117 (1)            782 (2)              43,899

-----
(1) Includes, for the applicable director or executive officer, the following outstanding unvested shares of Common Stock held in a reserve account maintained by the Company's transfer agent; such shares will be released from such reserve account as they vest:

NAME                  NO. OF SHARES
--------------------  -------------
Kathleen A. Bayless          22,894
Paul A. Brahe                 4,269
Chris A. Eyre                 4,269
Timothy D. Harris           117,576
Richard A. Kashnow            9,871
Ray L. Martin                18,838
Peter S. Norris              14,560
Kenneth R. Swimm              4,269
David G. Takata               4,269
Harry G. Van Wickle           4,269
Dennis P. Wolf                4,269
Michael Lee Workman           4,269
Tsutomu T. Yamashita         43,117

(2) Includes, for the applicable director or executive officer, the following shares that may be acquired upon the exercise of Company Stock Options within 60 days of June 26, 2007, of which the following shares are unvested as of June 26, 2007:

                      SHARES EXERCISABLE WITHIN     SHARES VESTED
NAME                   60 DAYS OF JUNE 26, 2007  AS OF JUNE 26, 2007
--------------------  -------------------------  -------------------
Kathleen A. Bayless             2,646                    2,385
Paul A. Brahe                     313                      105
Chris A. Eyre                     938                      730
Timothy D. Harris              25,000                      -0-
Richard A. Kashnow             10,000                    9,167
Ray L. Martin                   7,501                    7,084
Peter S. Norris                 2,085                    1,824
Kenneth R. Swimm               19,271                   19,063
David G. Takata                 4,271                    4,063
Harry G. Van Wickle             4,271                    4,063
Dennis P. Wolf                  1,250                      833
Michael Lee Workman            19,271                   19,063
Tsutomu T. Yamashita              782                      521

(3) Does not include Company Stock Purchase Rights with respect to 12,500 vested shares issuable pursuant to the Company's Deferred Compensation Plan, all of which are scheduled for release in November 2007; however, all of such shares may be withdrawn at any time with a 10% (1,250 share) forfeiture penalty.

                                    ANNEX II

                            FORM OF IRREVOCABLE PROXY

      The undersigned Shareholder (the "Shareholder") of Komag, Incorporated, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints each of the executive officers of Western Digital Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company held by the undersigned that are outstanding as of the date hereof and that are hereafter issued to or otherwise acquired or owned by the undersigned (including pursuant to any acquisition by purchase, exercise of Company Stock Options, warrants or any other rights to acquire shares, any stock dividend, distribution, split-up, recapitalization, combination or similar transaction or the vesting of any Company Stock Purchase Rights) (collectively, the "Subject Shares") in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares until after the Expiration Date. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

      This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Tender and Voting Agreement of even date herewith by and among Parent and the undersigned Shareholder (the "Tender and Voting Agreement") in consideration of Parent's entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), among Parent, State M Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), and the Company. The Merger Agreement provides for, among other things, a tender offer by Sub for each of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), and the subsequent merger of Sub with and into the Company.

      As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated in accordance with its terms or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time before the Expiration Date, to act as the undersigned's attorney and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement, and
(ii) against (A) any Acquisition Proposal or any agreement or arrangement related to any Acquisition Proposal, or

(B) any other transaction that is designed to, or the consummation of which would, impede, interfere with, prevent or materially delay the Offer or the Merger.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

SHAREHOLDER:

________________________________

By: ____________________________
Name:___________________________
Title:__________________________

                           *****IRREVOCABLE PROXY ****